Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2002, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts

ASSETS                                                                                       in Millions

Cash and balances due from depository institutions:

Noninterest-bearing balances and

currency and coin .....................................................………

$  17,141

Interest-bearing balances ..........................................………

13,564

Securities:

Held to maturity securities.................................................………

408

Available for sale securities...............................................………

  74,344

Federal funds sold and securities purchased under

agreements to resell ..................................................……….

Federal funds sold in domestic offices

7,094

Securities purchased under agreements to resell

              72,512

Loans and lease financing receivables:

Loans and leases held for sale……………………………….

17,153

Loans and leases, net of unearned income    $161,915

Less: Allowance for loan and lease losses          3,458

Loans and leases, net of unearned income and

allowance ...............................................…………………….                                 158,457

Trading Assets ..................................................................……….                                  186,290

Premises and fixed assets (including capitalized leases).................                                     6,177

Other real estate owned .....................................................………                                           57

Investments in unconsolidated subsidiaries and

associated companies.................................................………                                          326

Customers’ liability to this bank on acceptances

outstanding ................................................................………

281

Intangible assets

        Goodwill…………………………………………………….

2,168

        Other Intangible assets………………………………………

3,696

Other assets ......................................................................……….

45,403

TOTAL ASSETS ..............................................................………

        $605,071

                                                                                                                        ==========

LIABILITIES

Deposits

In domestic offices ...................................................……………….

$167,400

Noninterest-bearing ..................................... $66,691

Interest-bearing ............................................ 100,709

In foreign offices, Edge and Agreement

subsidiaries and IBF's .......................................................................

118,273

     Noninterest-bearing……......................             $ 8,445

Interest-bearing ....................................        109,828

Federal funds purchased and securities sold under agree-

ments to repurchase:

Federal funds purchased in domestic offices

6,317

Securities sold under agreements to repurchase

105,558

Trading liabilities .................................................................…………….

  126,199

Other borrowed money (includes mortgage indebtedness

and obligations under capitalized leases)……………………………

11,025

Bank's liability on acceptances executed and outstanding………………..

304

Subordinated notes and debentures ...................................……………….

7,895

Other liabilities ......................................................................…………….

25,977

TOTAL LIABILITIES ................................................................…………

568,948

Minority Interest in consolidated subsidiaries …………………………….                             91

EQUITY CAPITAL

Perpetual preferred stock and related surplus……………………………..

0

Common stock ......................................................................……………..

1,785

Surplus  (exclude all surplus related to preferred stock).………………….

16,304

Retained earnings……………………………………………………

                       16,560

Accumulated other comprehensive income…………………………….               1,383

Other equity capital components………………………………………….

0

TOTAL EQUITY CAPITAL ......................................................…………

   36,032

______

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

$605,071

     ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON, JR.)

HANS W. BECHERER            ) DIRECTORS

LAWRENCE A. BOSSIDY  )